Investor Contact:                                     Media Contacts:
-----------------                                     ---------------
Nancy Humphries                                       Jeff Battcher
BellSouth                                             BellSouth
404-249-3428                                          404-713-0274

Lee Wolfe                                             Tyler Gronbach
Qwest Communications                                  Qwest Communications
800-567-7296                                          303-992-2155




                 BELLSOUTH SIGNS WHOLESALE AGREEMENT WITH QWEST


ATLANTA/DENVER - February 6, 2002 - BellSouth Corporation (NYSE: BLS) and Qwest Communications International Inc. (NYSE: Q) announced today that they have signed a wholesale services agreement. The new agreement will take effect immediately.

Under the agreement, BellSouth will purchase $350 million of services from Qwest over a four-year period and will add this portfolio of products and services to the BellSouth long distance, data and Internet suite of services.

"BellSouth and Qwest have been successful in providing customers in the Southeast with a full suite of communications services. This wholesale agreement will further enhance our ability to access the Qwest data network and portfolio of retail products for our customers," said BellSouth Chairman and CEO Duane Ackerman.

"We have had a very successful coordinated marketing relationship with BellSouth winning the confidence of business customers throughout the Southeast. We look forward to being a wholesale provider of long-distance and data services as BellSouth expands its offerings," said Qwest Chairman and CEO Joseph P. Nacchio.

Separately, BellSouth and Qwest agreed to terminate a previous purchase agreement.

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ABOUT QWEST

Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 190,000 miles globally. For more information, please visit the Qwest Web site at www.qwest.com.

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Communications International Inc. (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: potential fluctuations in quarterly results; volatility of Qwest's stock price; intense competition in the markets in which we compete; changes in demand for our products and services; the duration and extent of the current economic downturn, including its effect on our customers and suppliers; adverse economic conditions in the markets served by us or by companies in which we have substantial investments; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; rapid and significant changes in technology and markets; adverse changes in the regulatory or legislative environment affecting our business, delays in our ability to provide interLATA services within our 14-state local service area; failure to maintain rights-of-way; and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company. This release may include analysts' estimates and other information prepared by third parties for which we assume no responsibility. We undertake no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.


ABOUT BELLSOUTH CORPORATION

BellSouth Corporation is a Fortune 100 communications services company headquartered in Atlanta, GA, serving nearly 46 million customers in the United States and 15 other countries. Consistently recognized for customer satisfaction, BellSouth provides a full array of broadband data and e-commerce solutions to business customers, including Web hosting and other Internet services. In the residential market, BellSouth offers DSL high-speed Internet access, advanced voice features and other services. BellSouth also provides online and directory advertising services, including BellSouth(R) Real PagesSM.com. BellSouth owns 40 percent of Cingular Wireless, the nation's second largest wireless company, which provides innovative wireless data and voice services. In addition to historical information, this document contains forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services;
(ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions and (iv) those factors contained in the Company's periodic reports filed with the SEC. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

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